UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Bionano Genomics, Inc. (the “Company”) issued warrants (the “Original Warrants”) to purchase shares of the Company’s Common Stock (“Common Stock”) to certain investors in the Company’s underwritten public offering completed on October 23, 2019.  The Original Warrants were immediately exercisable upon issuance at an exercise price per share of $0.86 and are set to expire on October 23, 2024.

On March 2, 2020, the Company entered into a Warrants Amendment and Agreement (the “Agreement”) with certain holders (“Holders”) of the Original Warrants that are exercisable for an aggregate of up to 3,200,000 shares of Common Stock. The Agreement provides that, commencing immediately following the delivery to the Holders of a prospectus supplement relating to the impact of the Agreement on the Original Warrants and ending at 9:15 a.m. Eastern Time on the business day following the date of such delivery (the “Modified Exercise Price Term”), the exercise price per share for the Original Warrants will be equal to $0.75 but only with respect to a cash exercise under Section 1(a) of the Original Warrants. In addition, the Company and each Holder agreed that if and only if the Holders exercise for cash all of their Original Warrants as amended pursuant to the Agreement during the Modified Exercise Price Term, the Company will issue to each Holder a new warrant (collectively, the “New Warrants”) to purchase up to the same number of shares of Common Stock issued to such Holder pursuant to the exercise of its Original Warrant during the Modified Exercise Price Term. The New Warrants will be exercisable commencing on the six-month anniversary of the issuance date and will terminate on the date that is five years and six months following the issuance date. The New Warrants will have an exercise price per share of $1.06.

The Original Warrants and the underlying shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-233828), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), which became effective on October 21, 2019, and the related prospectus dated October 21, 2019.

The New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants are not being registered under the Securities Act, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

The foregoing descriptions of the Agreement and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the Agreement and the New Warrant, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrants Amendment and Agreement
4.2	Form of New Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: March 2, 2020	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
(Principal Executive and Financial Officer)